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                       CONSENT OF INDEPENDENT ACCOUNTANTS'

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 of our report dated February 16, 1999, which appears on page 33 of the annual report on Form 10-K of the Consolidated financial statements of DIDAX, INC and Subsidiary for the years ended December 31, 1998 and 1997 and to the reference to our Firm under the caption "Experts" in the Prospectus.




Hoffman, Morrison & Fitzgerald, P.C.
McLean, Virginia
January 5, 2000